Exhibit 10(a)

                       [COMPOSITE CONFORMED COPY]



NORTHROP CORPORATION


_________________________


CREDIT AGREEMENT


Dated as of January 7, 1994


__________________________

$400,000,000


__________________________

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
CHEMICAL BANK
MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Co-Agents

___________________________


THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION),
as Agent

TABLE OF CONTENTS

                                        Page

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Section 1.     Definitions and Accounting Matters. . . . . . .  1
       1.01   Certain Defined Terms. . . . . . . . . . . . . .  1
       1.02   Accounting Terms and Determinations. . . . . . . 12

Section 2.     Commitments . . . . . . . . . . . . . . . . . . 13
       2.01   Syndicated Loans . . . . . . . . . . . . . . . . 13
       2.02   Borrowings of Syndicated Loans . . . . . . . . . 14
       2.03   Competitive Bid Loans. . . . . . . . . . . . . . 14
       2.04   Changes of Commitments . . . . . . . . . . . . . 19
       2.05   Fees . . . . . . . . . . . . . . . . . . . . . . 21
       2.06   Lending Offices. . . . . . . . . . . . . . . . . 21
       2.07   Several Obligations; Remedies Independent. . . . 21
       2.08   Notes. . . . . . . . . . . . . . . . . . . . . . 22
       2.09   Prepayments. . . . . . . . . . . . . . . . . . . 22

Section 3.     Payments of Principal and Interest. . . . . . . 23
       3.01   Repayment of Loans . . . . . . . . . . . . . . . 23
       3.02   Interest . . . . . . . . . . . . . . . . . . . . 23

Section 4.     Payments; Pro Rata Treatment; Computations;
          Etc. . . . . . . . . . . . . . . . . . . . . . 24
       4.01   Payments . . . . . . . . . . . . . . . . . . . . 24
       4.02   Pro Rata Treatment . . . . . . . . . . . . . . . 25
       4.03   Computations . . . . . . . . . . . . . . . . . . 25
       4.04   Non-Receipt of Funds by the Agent. . . . . . . . 25
       4.05   Sharing of Payments, Etc.. . . . . . . . . . . . 25

Section 5.     Yield Protection and Illegality . . . . . . . . 27
       5.01   Additional Costs . . . . . . . . . . . . . . . . 27
       5.02   Limitation on Types of Loans . . . . . . . . . . 29
       5.03   Illegality . . . . . . . . . . . . . . . . . . . 30
       5.04   Base Rate Loans Pursuant to Sections 5.01
          and 5.03 . . . . . . . . . . . . . . . . . . . 30
       5.05   Compensation . . . . . . . . . . . . . . . . . . 30

Section 6.     Conditions Precedent. . . . . . . . . . . . . . 31
       6.01   Initial Loan . . . . . . . . . . . . . . . . . . 31
       6.02   Initial and Subsequent Loans . . . . . . . . . . 32

Section 7.     Representations and Warranties. . . . . . . . . 33
       7.01   Corporate Existence. . . . . . . . . . . . . . . 33
       7.02   Financial Condition. . . . . . . . . . . . . . . 33
       7.03   Litigation . . . . . . . . . . . . . . . . . . . 34
       7.04   No Breach. . . . . . . . . . . . . . . . . . . . 34
       7.05   Corporate Action . . . . . . . . . . . . . . . . 34
       7.06   Approvals. . . . . . . . . . . . . . . . . . . . 35
       7.07   Use of Loans . . . . . . . . . . . . . . . . . . 35
       7.08   ERISA. . . . . . . . . . . . . . . . . . . . . . 35
       7.09   Taxes. . . . . . . . . . . . . . . . . . . . . . 35
       7.10   Funded Debt. . . . . . . . . . . . . . . . . . . 36
       7.11   Properties . . . . . . . . . . . . . . . . . . . 36
       7.12   Environmental Matters. . . . . . . . . . . . . . 36

Section 8.     Covenants of the Company. . . . . . . . . . . . 37
       8.01   Financial Statements . . . . . . . . . . . . . . 37
       8.02   Existence, Payment of Taxes, ERISA, Etc. . . . . 39
       8.03   Notice of Litigation . . . . . . . . . . . . . . 39
       8.04   Insurance. . . . . . . . . . . . . . . . . . . . 40
       8.05   Access to Books and Properties . . . . . . . . . 40
       8.06   Restricted Payments. . . . . . . . . . . . . . . 40
       8.07   Sale, Lease, Etc.. . . . . . . . . . . . . . . . 40
       8.08   Maintenance of Shareholders' Equity. . . . . . . 40
       8.09   Contingent Liabilities . . . . . . . . . . . . . 41
       8.10   Acquisition of Assets. . . . . . . . . . . . . . 42
       8.11   Limitation on Liens. . . . . . . . . . . . . . . 42
       8.12   Loans and Investments. . . . . . . . . . . . . . 43
       8.13   Limitation on Funded Debt. . . . . . . . . . . . 44
       8.14   Limitation on Subordinated Debt. . . . . . . . . 44
       8.15   Use of Proceeds. . . . . . . . . . . . . . . . . 44
       8.16   Margin Stock . . . . . . . . . . . . . . . . . . 44

Section 9.     Events of Default . . . . . . . . . . . . . . . 44

Section 10.    The Agent . . . . . . . . . . . . . . . . . . . 48
       10.01  Appointment, Powers and Immunities . . . . . . . 48
       10.02  Reliance by Agent. . . . . . . . . . . . . . . . 49
       10.03  Defaults . . . . . . . . . . . . . . . . . . . . 49
       10.04  Rights as a Bank . . . . . . . . . . . . . . . . 49
       10.05  Indemnification. . . . . . . . . . . . . . . . . 49
       10.06  Non-Reliance on Agent and other Banks. . . . . . 50
       10.07  Failure to Act . . . . . . . . . . . . . . . . . 50
       10.08  Resignation or Removal of Agent. . . . . . . . . 51
       10.09  Co-Agents. . . . . . . . . . . . . . . . . . . . 51

Section 11.    Miscellaneous . . . . . . . . . . . . . . . . . 51
       11.01  Waiver . . . . . . . . . . . . . . . . . . . . . 51
       11.02  Notices. . . . . . . . . . . . . . . . . . . . . 51
       11.03  Expenses, Etc. . . . . . . . . . . . . . . . . . 52
       11.04  Amendments, Etc. . . . . . . . . . . . . . . . . 52
       11.05  Successors and Assigns . . . . . . . . . . . . . 53
       11.06  Assignments and Participations . . . . . . . . . 53
       11.07  Survival . . . . . . . . . . . . . . . . . . . . 55
       11.08  Captions . . . . . . . . . . . . . . . . . . . . 55
       11.09  Counterparts . . . . . . . . . . . . . . . . . . 55
       11.10  Governing Law. . . . . . . . . . . . . . . . . . 55
       11.11  Confidentiality. . . . . . . . . . . . . . . . . 55
       11.12  Cancellation of Existing Credit Agreement. . . . 56

EXHIBIT A-1 - Form of Syndicated Note
EXHIBIT A-2 - Form of Competitive Bid Note
EXHIBIT B   - Form of Opinion of Counsel of the Company
EXHIBIT C   - Form of Opinion of Special New York
          Counsel to the Banks
EXHIBIT D   - Form of Confidentiality Agreement

          CREDIT AGREEMENT dated as of January 7, 1994 among:
NORTHROP CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and permitted assigns, the "Company"); each of the banks that is a signatory hereto (together with its successors and permitted assigns, individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

       The Company has requested that the Banks make loans to the Company, and the Banks are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

       Section 1.  Definitions and Accounting Matters.

       1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

       "Applicable Lending Office" shall mean, for each Bank and for each type of Loan, the Lending Office of such Bank (or of an affiliate of such Bank) designated for such type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such type are to be made and maintained.

       "Applicable Facility Fee Rate" and "Applicable Margin" for each type of Syndicated Loan shall mean: (a) during the period from the date of this Agreement to but excluding the first Quarterly Date, the respective rates set forth below opposite the range of the Leverage Ratio set forth below which encompasses the Leverage Ratio set forth in the certificate delivered by the Company under Section 6.01(i) hereof and (b) during each Quarterly Period, the respective rates set forth below opposite the range of the Leverage Ratio set forth below which encompasses the Leverage Ratio set forth in the certificate required to be delivered under
     Section 8.01(h) hereof not less than five Business Days prior to the first day of such Quarterly Period (provided that if the Company shall fail to deliver such certificate as required under Section 8.01(h) hereof, the "Applicable Facility Fee Rate" and the "Applicable Margin" for each type of Syndicated Loan during such Quarterly Period shall be determined as if the relevant Leverage Ratio were greater than 1.25 to 1):

                Applicable         Applicable Margin
     Range of            Facility       Base Rate      Eurodollar
     Leverage Ratio      Fee Rate         Loan            Loan

     Greater than        0.3500%           0%            0.4000%
     or equal to
     1.25 to 1

     Less than           0.2500%           0%            0.3500%
     1.25 to 1
     but greater
     than or equal
     to 0.60 to 1

     Less than           0.1875%           0%            0.2500%
     0.60 to 1
     but greater
     than or equal
     to 0.35 to 1

     Less than           0.1500%           0%            0.2250%
     0.35 to 1

       "Bankruptcy Code" shall mean the Federal Bankruptcy
     Code of 1978, as amended from time to time.

       "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

       "Base Rate Loans" shall mean Syndicated Loans which bear interest at rates based upon the Base Rate.

       "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

       "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and, where such term is used in the definition of "Quarterly Date" in this Section 1.01 or if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan or a LIBOR Bid Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period for a Eurodollar Loan or a LIBOR Bid Loan, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

       "Chase" shall mean The Chase Manhattan Bank (National
     Association).

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "Combined Statement of Position and Income" shall mean, for any fiscal period, an unaudited combined statement of position as at the last day of such fiscal period and an unaudited combined statement of income for the portion of the fiscal year of the Company ending on the last day of such fiscal period, in substantially the form, respectively, of the Combined Statement of Position and the Combined Statement of Income of the Company dated September 30, 1993 heretofore delivered to the Banks.

       "Commitment" shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans pursuant to
     Section 2.01 hereof in an aggregate amount at any one time outstanding equal to the amount set opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced pursuant to Section 2.04 hereof or reduced or increased pursuant to
     Section 11.06(b) hereof).

       "Commitment Termination Date" shall mean January 6,
     1998.

       "Competitive Bid Borrowing" shall have the meaning set forth in Section 2.03(b) hereof.

       "Competitive Bid Loan Limit" shall have the meaning set forth in Section 2.03(c) hereof.

       "Competitive Bid Loans" shall mean the loans provided for by Section 2.03 hereof.

       "Competitive Bid Margin" shall have the meaning set forth in Section 2.03(c)(ii)(C) hereof.

       "Competitive Bid Notes" shall mean the promissory notes provided by Section 2.08(b) hereof.

       "Competitive Bid Quote" shall mean an offer by a Bank to make a Competitive Bid Loan in accordance with
     Section 2.03(c) hereof.

       "Competitive Bid Quote Request" shall have the meaning set forth in Section 2.03(b) hereof.

       "Competitive Bid Rate" shall have the meaning set forth in Section 2.03(c)(ii)(D) hereof.

       "Consolidated Net Earnings Available for Restricted Payments" shall mean an amount equal to (i) the sum of $350,000,000 plus 80% (or minus 100% in case of consolidated net loss) of consolidated net earnings of the Company and the Subsidiaries for the period (taken as one accounting period) commencing October 1, 1993 and terminating on the Quarterly Date immediately preceding the date of any proposed Restricted Payment, less (ii) the sum of (A) the aggregate amount of all dividends (except stock dividends) and other distributions paid or declared by the Company on any class of its stock on and after October 1, 1993 and
     (B) the excess (if any) of the aggregate amount expended, directly or indirectly, on and after October 1, 1993 for the redemption, purchase or other acquisition of any shares of its stock, over the aggregate amount received on and after said date as the net cash proceeds of the sale of any shares of its stock.

       "Consolidated Tangible Shareholders' Equity" shall mean the sum (determined without duplication on a consolidated basis) of the following amounts: paid in capital and retained earnings of the Company and the Subsidiaries, minus the sum of the amount on the books of the Company and the Subsidiaries of (x) all intangible assets, including but not limited to good will, patents, franchises, trade-marks, trade names and copyrights, at the time of any computation of Consolidated Tangible Shareholders' Equity, (y) the write-up in book value of any assets resulting from any revaluation thereof after acquisition and (z) unamortized debt discount and expense (collectively, "Intangibles"); provided that, solely for the purposes of calculating Consolidated Tangible Shareholders' Equity when such term is used in Section 8.08 hereof and in the definition of the term Leverage Ratio when used in Section 8.13 hereof, Intangibles arising out of transactions consummated after September 30, 1993 shall be deducted only to the extent that the amount of such Intangibles exceeds $350,000,000 in the aggregate.

       "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

       "Dollars" and "$" shall mean lawful money of the United
     States of America.

       "Equity Issuance" shall mean (a) any issuance or sale (including, without limitation, issuance or sale as a result of a conversion or exchange of debt securities) by the Company or any of the Subsidiaries of (i) any capital stock or any warrants, options or rights exercisable in respect of capital stock, including any capital stock issued upon the exercise of any such warrants, options or rights (other than any capital stock, warrants, options or rights issued to directors, officers or employees of the Company or any of the Subsidiaries pursuant to employee benefit plans, stock option plans or long-term incentive plans established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such warrants, options or rights) or (ii) any other security or instrument representing an equity interest in the Company or any of the Subsidiaries or (b) the receipt by the Company or any of the Subsidiaries of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary to the Company or any Wholly-Owned Subsidiary or (y) any capital contribution by the Company or any Wholly-Owned Subsidiary to any Subsidiary.

       "ERISA" shall mean the Employee Retirement Income
     Security Act of 1974, as amended from time to time.

       "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

       "Eurodollar Loans" shall mean Syndicated Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Base Rate" in this
     Section 1.01.

       "Event of Default" shall have the meaning assigned to that term in Section 9 hereof.

       "Existing Credit Agreement" shall mean the Credit
     Agreement dated as of October 3, 1990 among the Company, the banks party thereto and The Chase Manhattan Bank (National
     Association), as agent, as amended, supplemented and otherwise modified and in effect from time to time.

       "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Agent.

       "Final Risk-Based Capital Guidelines" shall mean
     (a) the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A and 12 C.F.R. Part 225, Appendix A) and (b) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency, and any successor or supplemental regulations (12 C.F.R. Part 3, Appendix A), and any successor regulations, in each case, as amended, supplemented and otherwise modified and in effect from time to time.

       "Fixed Base Rate" shall mean, with respect to any Fixed Rate Loan, the arithmetic mean (rounded, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rate per annum quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan or LIBOR Bid Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank is not participating in any Eurodollar Loan, the Fixed Base Rate for such Loan shall be determined by reference to the amount of the Loan which such Reference Bank would have made had it been participating in such Loan.

     In determining the Fixed Base Rate with respect to any LIBOR Bid Loan, each Reference Bank shall be deemed to have made a LIBOR Bid Loan in an amount equal to $10,000,000. If any Reference Bank does not timely furnish such information for determination of any Fixed Base Rate, the Agent shall determine such Fixed Base Rate on the basis of information timely furnished by the remaining Reference Banks.

       "Fixed Rate" shall mean a rate per annum (rounded, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Fixed Base Rate for such Loan for the Interest Period for such Loan.

       "Fixed Rate Loans" shall mean Eurodollar Loans and, for the purposes of the definition of "Fixed Base Rate" herein and Section 5 hereof, LIBOR Bid Loans.

       "Funded Debt" shall mean any obligation of the Company or any Subsidiary for borrowed money or the purchase price of property which is shown on the financial statements as a liability, including (a) obligations under capitalized leases and (b) obligations which are deemed Funded Debt under Section 8.09 hereof but excluding (i) Subordinated Debt (unless such Subordinated Debt is required by Section 8.14 hereof to be included as Funded Debt hereunder), (ii) items customarily reflected as current liabilities and classified as other than debt (it being understood that progress payments, trade accounts payable, obligations under leases which are not capitalized leases and income taxes payable are excluded from "Funded Debt" under this definition) and (iii) deferred income taxes.

       "Government" shall mean the United States of America or any department or agency thereof.

       "Interest Period" shall mean:

            (a) With respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
       Section 2.02 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

            (b)  With respect to any Base Rate Loan, the
       period commencing on the date such Base Rate Loan is made and ending on the earlier of (i) the Quarterly Date next succeeding such date and (ii) the Commitment Termination Date.

            (c) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to and including 180 days thereafter, as the Company may select as provided in
       Section 2.03(b) hereof.

            (d)  With respect to any LIBOR Bid Loan, the
       period commencing on the date such LIBOR Bid Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
       Section 2.03(b) hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Commitment Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans or LIBOR Bid Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
     (iii) notwithstanding clause (i) above, no Interest Period for any Fixed Rate Loans or LIBOR Bid Loans shall have a duration of less than one month and, if the Interest Period for any Fixed Rate Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

       "Leverage Ratio" shall mean, at any time, the ratio of
     (a) the aggregate amount (determined without duplication on a consolidated basis) of all Funded Debt outstanding at such time to (b) Consolidated Tangible Shareholders' Equity at such time.

       "LIBO Rate" shall mean, for any LIBOR Bid Loan, a rate per annum determined by the Agent to be equal to the rate of interest specified in the definition of "Fixed Base Rate" in this Section 1.01 for the Interest Period for such Loan.

       "LIBOR Auction" shall mean a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the LIBO Rate pursuant to Section 2.03 hereof.

       "LIBOR Bid Loans" shall mean Competitive Bid Loans the interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

       "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

       "Loans" shall mean Competitive Bid Loans and Syndicated
     Loans.

       "Majority Banks" shall mean, at any time, one or more Banks having at such time more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, one or more Banks holding at such time more than 50% of the aggregate outstanding principal amount of the Loans.

       "Material Subsidiary" shall mean, at any time, any Subsidiary if, at such time, such Subsidiary would qualify as a "significant subsidiary" under Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof.

       "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

       "Net Income" shall mean, as to the Company and the Subsidiaries for any fiscal period, an amount equal to the consolidated net income of the Company and the Subsidiaries for such fiscal period computed on the basis of the financial statements required to be delivered to the Banks under Section 8.01(a) hereof.

       "Notes" shall mean the promissory notes provided for by
     Section 2.08 hereof.

       "PBGC" shall mean the Pension Benefit Guaranty
     Corporation or any entity succeeding to any or all of its functions under ERISA.

       "Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

       "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA
     Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

       "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Company under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to 1% plus the Base Rate as in effect from time to time plus the Applicable Margin (if any) (provided that, if such amount in default is principal of a Fixed Rate Loan or a Competitive Bid Loan and the due date is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 1% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate otherwise provided in this definition). For the purposes of computing the Post-Default Rate, the Applicable Margin shall be determined as if the Leverage Ratio were greater than
     1.25 to 1.

       "Prime Rate" shall mean the arithmetic mean (rounded, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rate of interest from time to time announced by each Reference Bank at its principal office as its prime commercial lending rate.

       "Principal Office" shall mean the principal office of Chase, located on the date of this Agreement at 1 Chase
     Manhattan Plaza, New York, New York 10081.

       "Quarterly Dates" shall mean the last Business Day of each March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

       "Quarterly Period" shall mean the period from and including one Quarterly Date to but excluding the next succeeding Quarterly Date.

       "Quotation Date" shall have the meaning set forth in
     Section 2.03(b) hereof.

       "Reference Banks" shall mean Chase, Chemical Bank, The
     First National Bank of Chicago and Morgan Guaranty Trust
     Company of New York (or their Applicable Lending Offices, as the case may be).

       "Regulation A", "Regulation D", "Regulation U" and "Regulation X" shall mean, respectively, Regulation A, Regulation D, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

       "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

       "Reserve Requirement" shall mean, for any Interest
     Period for any Fixed Rate Loan or LIBOR Bid Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans or LIBOR Bid Loans (as the case may be) is to be determined as provided in the definition of "Fixed Base Rate" or "LIBO Rate" in this
     Section 1.01 or (ii) any category of extensions of credit or other assets which include Fixed Rate Loans or LIBOR Bid Loans.

       "Restricted Payment" shall mean any dividend (other than dividends payable solely in stock of the Company) or any other distribution with respect to any stock of the Company, whether now or hereafter outstanding, or any payment on account of the purchase, acquisition, redemption or other retirement, directly or indirectly, of any shares of such stock.

       "Set Rate Auction" shall mean a solicitation of Competitive Bid Quotes setting forth Competitive Bid Rates pursuant to Section 2.03 hereof.

       "Set Rate Loans" shall mean Competitive Bid Loans the interest rates on which are determined on the basis of Competitive Bid Rates pursuant to a Set Rate Auction.

       "Subordinated Debt" shall mean any indebtedness of the Company which is subordinated to the indebtedness evidenced by the Notes by subordination provisions satisfactory in form and substance to the Banks.

       "Subsidiary" shall mean any corporation of which outstanding shares of stock of such corporation having by the terms thereof ordinary voting power to elect (whether immediately or ultimately) a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Company or one or more of the Subsidiaries or by the Company and one or more of the Subsidiaries. "Wholly-Owned Subsidiary" shall mean any such corporation of which all of such shares, other than directors' qualifying shares, are so owned or controlled.

       "Syndicated Loans" shall mean the loans provided for by
     Section 2.01 hereof.

       "Syndicated Notes" shall mean the promissory notes provided for by Section 2.08(a) hereof.

       1.02  Accounting Terms and Determinations.

       (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest corresponding financial statements furnished to the Banks hereunder after the date hereof (or, until such financial statements are furnished, consistent with those used in the preparation of the financial statements referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with the provisions of this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest corresponding annual or quarterly financial statements furnished to the Banks pursuant to
Section 8.01 hereof (or, until such financial statements are furnished, consistent with those used in the preparation of the financial statements referred to in Section 7.02 hereof) unless
(i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02 hereof).

       (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above (which, in the case of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02 hereof) and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

       (c) If, under the last sentence of paragraph (a) above, the Company or the Majority Banks shall object to determining compliance with the covenants contained herein based upon the latest financial statements delivered under Section 8.01 hereof, and if the Company and the Banks (or the Majority Banks, as the case may be) shall enter into an amendment or other modification of the covenants and other terms and conditions of this Agreement which, in their sole respective discretion, makes adequate adjustments for any material variation of the type described in clause (i) of Section 1.02(b) hereof, then neither the Company nor the Banks shall thereafter have any right to object to determining compliance with the covenants contained herein based upon said financial statements.

       Section 2.  Commitments.

       2.01 Syndicated Loans. Each Bank severally agrees, on the terms of this Agreement, to make loans to the Company during the period from and including the date hereof to but excluding the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect. Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments; provided that no Syndicated Loan shall be made if the sum of (i) such Syndicated Loan (together with all other Syndicated Loans and Competitive Bid Loans to be made on the same day as such Syndicated Loan), plus (ii) the aggregate principal amount of all outstanding Competitive Bid Loans, plus (iii) the aggregate principal amount of all outstanding Syndicated Loans exceeds the aggregate amount of the Commitments at such time; and provided further that there may be no more than fifteen different Interest Periods for both Syndicated Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous). Syndicated Loans may be Base Rate Loans or Eurodollar Loans (each a "type" of Syndicated
Loan).

       2.02 Borrowings of Syndicated Loans. The Company shall give the Agent (which shall promptly notify the Banks) notice of each borrowing hereunder of Syndicated Loans, which notice shall be irrevocable and effective only upon receipt by the Agent, shall specify with respect to the Syndicated Loans to be borrowed (i) the aggregate amount (which shall be $10,000,000 or an integral multiple of $1,000,000 in excess thereof),
(ii) the type and date (which shall be a Business Day) and
(iii) in the case of Fixed Rate Loans, the duration of the Interest Period therefor and shall be given not later than 11:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such borrowing specified below opposite the type of such Loans:

            Type                Number of Business Days

       Base Rate Loans                    0
       Eurodollar Loans                   3

Not later than 1:00 p.m. New York time on the date specified for each Syndicated Loan borrowing hereunder, each Bank shall make available the amount of the Syndicated Loan to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

       2.03  Competitive Bid Loans.

       (a) In addition to borrowings of Syndicated Loans, at any time prior to the Commitment Termination Date the Company may, as set forth in this Section 2.03, request the Banks to make offers to make Competitive Bid Loans to the Company. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Competitive Bid Loans may be LIBOR Bid Loans or Set Rate Loans (each a "type" of Competitive Bid Loan), provided that:

       (i)  there may be no more than fifteen different
     Interest Periods for both Syndicated Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

      (ii)  the aggregate principal amount of all Competitive
     Bid Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

       (b) When the Company wishes to request offers to make Competitive Bid Loans, it shall give the Agent (which shall promptly notify the Banks) notice (a "Competitive Bid Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or
(y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree with notice by the Agent to the Banks of such agreement), specifying:

       (i)  the proposed date of such borrowing (a
     "Competitive Bid Borrowing"), which shall be a Business Day;

      (ii)  the aggregate amount of such Competitive Bid
     Borrowing, which shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof, but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

     (iii) the duration of the Interest Period applicable thereto;

      (iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid
     Rate;

       (v) if the Competitive Bid Quotes requested are to set forth a Competitive Bid Rate, the date on which the Competitive Bid Quotes are to be submitted (which may not be earlier than the Business Day next succeeding the date of the Competitive Bid Quote Request) if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date" and if no such date is specified, the Quotation Date is the proposed date of borrowing); and

      (vi)  the aggregate principal amount of all Competitive
     Bid Loans and Syndicated Loans outstanding at the date of such Competitive Bid Quote Request.

       The Company may request offers to make Competitive Bid Loans with both Competitive Bid Margins and Competitive Bid Rates, and with different Interest Periods, in a single request; provided that (aa) the request for each separate type and maturity shall be deemed to be a separate Competitive Bid Quote Request for a separate Competitive Bid Borrowing and (bb) the Company may not make more than 5 Competitive Bid Quote Requests at the same time. Except as otherwise provided in the preceding sentence, no Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Company and the Agent, with the consent of the Majority Banks, may agree with notice by the Agent to the Banks of such agreement) of any other Competitive Bid Quote Request.

       (c) (i) Each Bank may submit a Competitive Bid Quote containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Company's request under Section 2.03(b) hereof specified more than one Interest Period and/or type of Competitive Bid Loan, such Bank may make a single submission containing a separate offer for each such Interest Period and for each such type and each such separate offer shall be deemed to be a separate Competitive Bid Quote. Each Competitive Bid Quote must be submitted to the Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree with notice by the Agent to the Banks of such agreement); provided that any Competitive Bid Quote submitted by Chase (or its Applicable Lending Office) may be submitted, and may only be submitted, if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 6.02 and 9 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

      (ii)  Each Competitive Bid Quote shall specify:

            (A)  the proposed date of borrowing and the
       Interest Period therefor;

            (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (x) may be greater than or less than the unused Commitment of the quoting Bank, (y) shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof and (z) may not exceed the principal amount of the Competitive Bid Borrowing for which offers were requested;

            (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the
       "Competitive Bid Margin") offered for each such Competitive Bid Loan, expressed as a percentage
       (rounded upwards, if necessary, to the nearest
       1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

            (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) (the "Competitive Bid Rate") offered for each such Competitive Bid Loan; and

            (E)  the identity of the quoting Bank.

No Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made; provided that the submission by any Bank containing more than one Competitive Bid Quote may be conditioned on offers contained in such submission not being accepted to the extent that it would result in such Bank making Competitive Bid Loans pursuant thereto in excess of a specified aggregate amount (the "Competitive Bid Loan Limit").

       (d) The Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:15 a.m. New York time) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Competitive Bid Quote is submitted, notify the Company of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with
Section 2.03(c) hereof and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Company shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which offers have been received and (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Competitive Bid Quote).

       (e) Not later than (x) 11:00 a.m. New York time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 11:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree with notice by the Agent to the Banks of such agreement), the Company shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (and the failure by the Company to notify the Agent of its acceptance of an offer as provided above shall be deemed to be nonacceptance by the Company of such offer), and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice by the Agent shall specify the aggregate principal amount of offers for each Interest Period that are accepted and the lowest and highest Competitive Bid Margins and Competitive Bid Rates that were accepted for each Interest Period. The Company may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part from any Bank shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof); provided that:

       (i)  the aggregate principal amount of each Competitive
     Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

      (ii) the aggregate principal amount of each Competitive Bid Borrowing shall be $10,000,000 or an integral multiple of $5,000,000 in excess thereof, but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

     (iii) acceptance of offers may only be made in ascending order of Competitive Bid Margins or Competitive Bid Rates, as the case may be, in each case beginning with the lowest rates so offered;

      (iv) the Company may not accept any offer if the Agent has advised the Company that such offer fails to comply with
     Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof); and

       (v)  the aggregate principal amount of each Competitive
     Bid Borrowing from any Bank may not exceed any applicable
     Competitive Bid Loan Limit of such Bank.

If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in integral multiples of $5,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

       (f)  Any Bank whose offer to make any Competitive Bid
Loan has been accepted shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at the Principal Office in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

       (g) Except for the purpose and to the extent expressly stated in Section 2.04(a) hereof, the amount of any Competitive
Bid Loan made by any Bank shall not constitute a utilization of such Bank's Commitment.

       2.04  Changes of Commitments.

       (a) The Company shall have the right to terminate or reduce the unused amount of the Commitments (solely for which purpose the amount of any Competitive Bid Borrowing shall be deemed to be a pro rata (based upon Commitments) utilization of each Bank's Commitment) at any time or from time to time upon not less than three Business Days' prior notice to the Agent (which shall promptly notify the Banks) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be $10,000,000 or an integral multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent.

       (b) The Commitments once terminated or reduced may not be reinstated.

       (c)  If any Bank requests compensation pursuant to
Section 5.01 hereof (other than compensation requested under Section 5.01(e) hereof), the Company may, so long as no Default shall have occurred and be continuing, require that such Bank transfer all or a portion of its rights and obligations (including, without limitation, its Loans and Commitment) as a "Bank" under this Agreement and such Bank's Notes to one or more banks (such bank or banks being herein referred to as the "Replacement Bank(s)") identified by the Company in a notice (the "Replacement Notice") to the Agent (which shall promptly notify the affected Bank) specifying the date on which such transfer is to occur and whether all or a portion of said rights and obligations are proposed to be transferred, which notice shall be given not less than 10 Business Days prior to the date on which such transfer is to occur; provided that no such transfer shall be made unless (i) the Agent shall have consented to the identity of the Replacement Bank(s), which consent shall not be unreasonably withheld or delayed, (ii) the aggregate amount of compensation that would be requested by the Replacement Bank(s) under Section 5.01 hereof would be less than the aggregate amount of compensation requested by the affected Bank in respect of the rights and obligations proposed to be transferred, (iii) the Commitment proposed to be transferred to the Replacement Bank(s), together with the aggregate amount of the Commitments transferred pursuant to this Section 2.04(c) during the preceding period of 12 months shall not exceed 17.5% of the aggregate amount of the Commitments as in effect on the date of the proposed transfer and
(iv) the amount of the Commitment proposed to be transferred to any Replacement Bank shall be at least $10,000,000 (or, if less than $10,000,000, the entire Commitment of the affected Bank).
On the date of any transfer permitted under this Section 2.04(c),
(x) the affected Bank shall sell, assign and transfer to the Replacement Bank(s), and the Replacement Bank(s) shall acquire and assume from the affected Bank, all (or the lesser portion specified in the Replacement Notice) of the rights and obligations of the affected Bank as a "Bank" under this Agreement and under the affected Bank's Notes (collectively, the "Transferred Interest") and (y) the Company and/or the Replacement Bank(s) shall pay to the affected Bank an amount equal to all principal, interest, fees and other amounts then owing under this Agreement and the affected Bank's Notes in respect of the Transferred Interest (including, without limitation, any amounts which would be payable in respect of the Transferred Interest under Sections 5.01 and 5.05 hereof as if the affected Bank's Loans were being prepaid in full on such date), whereupon the Replacement Bank(s) shall become "Bank(s)" for all purposes of this Agreement having all the rights and obligations, including, without limitation, Commitment(s), under this Agreement of "Bank(s)" holding the Transferred Interest, and the obligations of the affected Bank in respect of the Transferred Interest shall terminate (provided that the obligations of the Company under Sections 5.01, 5.05 and 11.03 hereof to the affected Bank in respect of the Transferred Interest shall survive such transfer as provided in Section 11.07 hereof). If the Commitment of any Bank that is a Reference Bank (or whose Applicable Lending Office is a Reference Bank, as the case may be) shall terminate (other than pursuant to Section 9 hereof), such Reference Bank shall thereupon cease to be a Reference Bank and, if as a result of the foregoing, there shall be only two Reference Banks remaining, then the Agent (after consultation with the Company) shall, by notice to the Company and the Banks, designate another Bank as a Reference Bank.

       2.05  Fees.

       (a) The Company shall pay to the Agent for account of each Bank a facility fee on the daily average amount of such Bank's Commitment (whether or not utilized) for the period from and including the date of this Agreement to but excluding the earlier of the date such Commitment is terminated or the Commitment Termination Date at a rate per annum equal to the Applicable Facility Fee Rate. Accrued facility fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated or the Commitment Termination Date.

       (b) The Company shall pay to the Agent for its own account agency fees in the amounts specified in the letter agreement dated October 25, 1993 from Chase to the Company, payable on the Quarterly Date occurring in September in each calendar year commencing with 1994 so long as the Commitments or any Loans are outstanding on such date. The Company shall also pay to the Agent for the Agent's account a fee of $500 for each Competitive Bid Quote Request (for which purpose multiple Competitive Bid Quote Requests contained in a single request shall be deemed to be a single Competitive Bid Quote Request notwithstanding the provisions of the second sentence of
Section 2.03(b) hereof), such fees to be payable in arrears on the last Business Day of each month.

       2.06 Lending Offices. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable
Lending Office for Loans of such type.

       2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make any Loan to be made by such other Bank on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

       2.08  Notes.

       (a) The Syndicated Loans made by each Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-1 hereto, dated the date of this Agreement, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. The date, amount, type, interest rate and maturity date of each Syndicated Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of such Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure by such Bank to make such recordation or endorsement shall not relieve the Company of any of its obligations hereunder or under such Note.

       (b) The Competitive Bid Loans made by each Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-2 hereto, dated the date of this Agreement, payable to such Bank and otherwise duly completed. The date, amount, type, interest rate and maturity date of each Competitive Bid Loan made by any Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of such Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure by such Bank to make such recordation or endorsement shall not relieve the Company of any of its obligations hereunder or under such Note.

       (c) No Note may be subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Note pursuant to Sections 11.06(b) and 11.06(e) hereof.

       2.09 Prepayments. Subject to Section 5.05 hereof, the Company may prepay Syndicated Loans upon not less than three Business Days' prior notice to the Agent (which shall promptly notify the Banks), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be $10,000,000 or an integral multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder), provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Company may not prepay any Competitive Bid Loans (provided that this sentence shall not affect the Company's obligation to pay Loans pursuant to
Section 9 hereof).

       Section 3.  Payments of Principal and Interest.

       3.01 Repayment of Loans. The Company will pay to the Agent for account of each Bank the principal of each Loan made by such Bank, and each Loan shall mature, on the last day of the Interest Period therefor.

       3.02 Interest. The Company will pay to the Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

       (a)  if such Loan is a Base Rate Loan, the Base Rate
     (as in effect from time to time) plus the Applicable Margin
     (if any);

       (b) if such Loan is a Fixed Rate Loan, the Fixed Rate for such Loan for the Interest Period therefor plus the Applicable Margin;

       (c) if such Loan is a LIBOR Bid Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the Competitive Bid Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

       (d)  if such Loan is a Set Rate Loan, the Competitive
     Bid Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with
     Section 2.03 hereof.

Notwithstanding the foregoing, the Company will pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, and (to the fullest extent permitted by the law of the State of New York) on any other amount payable by the Company hereunder or under the Note held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full. Accrued interest on each Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a Set Rate Loan) or three months (in the case of a Eurodollar Loan or a LIBOR Bid Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Fixed Rate Loan that is converted into a Base Rate Loan (pursuant to Section 5.04 hereof) shall be payable on the date of conversion (but only to the extent so converted). Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Banks to which such interest is payable and the Company thereof.

       Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.

       4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company and the Agent). The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent shall distribute such payment to the Banks pro rata (based on the amounts then due and payable hereunder to the Banks) and each Bank may apply the portion of such payment received by it to such amounts then due and payable hereunder to such Bank as such Bank may determine). Each payment received by the Agent under this Agreement or any Note for account of a Bank shall be paid promptly to such Bank, in immediately available funds, and, in the case of principal or interest on any Loan, for account of such Bank's Applicable Lending Office for such Loan. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

       4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of facility fee under Section 2.05(a) hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 hereof shall be applied to the Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) each payment of principal of Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by the Banks; and (c) each payment of interest on Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on Syndicated Loans due and payable to the respective Banks.

       4.03 Computations. Interest on Competitive Bid Loans and Fixed Rate Loans, and facility fees payable pursuant to
Section 2.05(a) hereof, respectively, shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be (or, for each day the interest on Base Rate Loans is calculated by reference to the Federal Funds Rate, on a year of 360 days), and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

       4.04  Non-Receipt of Funds by the Agent.  Unless the
Agent shall have been notified by a Bank or the Company (each, a "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.

       4.05 Sharing of Payments, Etc. The Company agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by such Bank or any of its affiliates at any of their respective offices for account of the Company, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof. If any Bank shall obtain payment of any principal of or interest on any Syndicated Loan made by it to the Company under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Company to such Bank in respect of Syndicated Loans than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Syndicated Loans made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Syndicated Loans held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees that any Bank so purchasing a participation (or direct interest) in the Syndicated Loans made by other Banks (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation (or direct interest) as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness (including, without limitation, Competitive Bid Loans) or obligation of the Company. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.05 to share in the benefits of any recovery on such secured claim.

       Section 5.  Yield Protection and Illegality.

       5.01  Additional Costs.

       (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof), or any Commitment of such Bank; or (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or Commitment. Each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, provided that such Bank shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Bank requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make additional Loans of the type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

       (b)  Without limiting the effect of the provisions of
Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make additional Loans of such type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

       (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank or any corporation controlling such Bank for any costs which such Bank determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines), of capital in respect of its Commitment (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) or any corporation controlling such Bank to a level below that which such Bank (or any Applicable Lending Office) or such corporation could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Company that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

       (d) Each Bank will furnish the Company with a certificate setting forth the basis, calculation and amount of each request by such Bank for compensation under paragraph (a),
(c) or (e) of this Section 5.01. Notwithstanding anything in this Section 5.01 to the contrary, compensation with respect to any event entitling any Bank to compensation under paragraph (a) or (c) of this Section 5.01 shall be payable to such Bank only for costs incurred by such Bank from and after the date 45 days after such Bank furnishes to the Company notice of its intention to request the payment of compensation with respect to such event. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b) hereof, or of the effect of capital maintained pursuant to Section 5.01(c) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this
Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

       (e) Without limiting the effect of the foregoing, the Company shall pay to each Bank on the last day of each Interest Period (or, if later, on the date of the notice provided for below) so long as such Bank is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Bank is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any Eurodollar Loans) an additional amount (determined by such Bank and notified to the Company through the Agent within 45 days after the last day of such Interest Period) equal to the product of the following for each Eurodollar Loan for each day during such Interest Period:

       (i) the principal amount of such Eurodollar Loan outstanding on such day; and

      (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and

     (iii)  1/360.

       5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:

       (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any type of Fixed Rate Loans as provided herein; or

       (b) the Majority Banks determine (or any Bank that has outstanding a Competitive Bid Quote with respect to a LIBOR Bid Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Bid Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining such type of Loans;

then the Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Loans of such type.

       5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans and LIBOR Bid Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Bid Loan that it has offered to make.

       5.04  Base Rate Loans Pursuant to Sections 5.01 and
5.03. If the obligation of any Bank to make Fixed Rate Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type"), all Loans (other than Competitive Bid Loans) which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or 5.03 hereof has occurred and such Bank so requests by notice to the Company with a copy to the Agent, all Affected Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans.

       5.05 Compensation. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

       (a) any payment or conversion of a Fixed Rate Loan or a Set Rate Loan for any reason (including, without limitation, under Section 5.04 hereof or by reason of the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

       (b)  any failure by the Company for any reason
     (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Competitive Bid Loan, the Company has accepted a Competitive Bid Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or converted or not borrowed for the period from the date of such payment, conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Bid Loan) or the United States certificate of deposit market for issuance at face value of certificates of deposit (if such Loan is a Set Rate
Loan) for Dollar deposits in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

       Section 6.  Conditions Precedent.

       6.01 Initial Loan. The obligation of the Banks to make the initial Loans hereunder is subject to the receipt by the Agent of the following documents and the occurrence of the following events, as the case may be, each of which shall be satisfactory to the Agent in form and substance:

       (a) Certified copies of the charter and by-laws of the Company and all corporate action taken by the Company approving this Agreement and the Notes and borrowings by the Company hereunder (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of the Company adopted in respect of the transactions contemplated hereby).

       (b) A certificate of the Company in respect of each of the officers (i) who is authorized to sign this Agreement or the Notes on its behalf and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby. The Agent and each of the Banks may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary.

       (c) A certificate of a senior officer of the Company to the effect set forth in the first sentence of
     Section 6.02 hereof.

       (d) An opinion of the attorney then acting as general counsel of the Company, substantially in the form of Exhibit B hereto (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Agent).

       (e) An opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks, substantially in the form of Exhibit C hereto.

       (f)  The Syndicated Notes, duly completed and executed.

       (g) The Competitive Bid Notes, duly completed and executed.

       (h) Evidence that any commitments to extend credit under the Existing Credit Agreement shall have been terminated.

       (i) A certificate of an authorized financial or accounting officer of the Company setting forth the Leverage
     Ratio as at September 30, 1993.

       (j) Such other documents as the Agent or any Bank or special New York counsel to the Banks may reasonably request.

       6.02 Initial and Subsequent Loans. The obligation of any Bank to make any Loan (including any Competitive Bid Loan and such Bank's initial Syndicated Loan) to the Company upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, as of the date of such Loan and after giving effect thereto:

       (a) no Event of Default and, if such borrowing is a Competitive Bid Loan or will increase the outstanding aggregate principal amount of the Syndicated Loans, no Default shall have occurred and be continuing; and

       (b) the representations and warranties made by the Company in Section 7 hereof (other than, if such borrowing is not a Competitive Bid Loan and will not increase the outstanding aggregate principal amount of the Syndicated Loans, the last sentence of Section 7.02 hereof and
     Section 7.03 hereof) shall be true in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date.

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).

       Section 7.  Representations and Warranties.  The
Company represents and warrants to the Banks that:

       7.01 Corporate Existence. Each of the Company and the Material Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being conducted; and
(c) is qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, financial condition or operations of the Company and the Subsidiaries taken as a whole.

       7.02 Financial Condition. The consolidated statement of financial position of the Company and the Subsidiaries as at December 31, 1992 and the related consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte and Touche, and the unaudited consolidated statement of financial position of the Company and the Subsidiaries as at September 30, 1993 and the related consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for the nine-month period ended on such date, heretofore furnished to each of the Banks, are complete and fairly present the consolidated financial condition of the Company and the Subsidiaries as at said date and the consolidated results of their operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at September 30, 1993, to normal year-end adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of the Subsidiaries had on said dates any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said statements of financial position as at said dates. Except as expressly disclosed in writing to the Banks prior to the date of this Agreement, since December 31, 1992, there has been no material adverse change in the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the Subsidiaries from that set forth in said financial statements as at said date.

       7.03 Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any Material Subsidiary which, if adversely determined, would result, in the opinion of the Company, in any material adverse change in the business or the financial condition of the Company or such Material Subsidiary except as heretofore disclosed to the Banks in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1992 and the Company's Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, copies of which have been furnished to the Banks.

       7.04 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any Material Subsidiary is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any Material Subsidiary pursuant to the terms of any such agreement or instrument.

       7.05 Corporate Action. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Notes; and the execution, delivery and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       7.06 Approvals. No authorizations, approvals, consents or licenses of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of this Agreement or the Notes or for the validity or enforceability hereof or thereof or to borrow hereunder.

       7.07 Use of Loans. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X), and no part of the proceeds of any Loan hereunder will be used, directly or indirectly, to buy or carry any margin stock in violation of Regulation X. At the request of any Bank, the Company will furnish to such Bank in connection with any Loan a statement in conformity with the requirements of Form U-1 referred to in Regulation U.

       7.08  ERISA.  Each of the Company and the ERISA
Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, is in compliance in all material respects with the presently applicable provisions of ERISA and the Code and has not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than a liability to make payments or contributions in the ordinary course of business). No Termination Event has occurred and is continuing. As used in this Agreement, the term "Termination Event" shall mean any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan and which involves a liability of the Company to PBGC in excess of $25,000,000.

       7.09 Taxes. United States Federal income tax returns of the Company and its Material Subsidiaries have been examined and reported on by the Internal Revenue Service or closed by applicable statutes and satisfied through the fiscal year of the Company ended December 31, 1985. Each of the Company and the Subsidiaries has filed all United States Federal and State income tax returns which, to the knowledge of the officers of the Company, are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary to the extent that such taxes have become due (except as to such taxes which are being contested in good faith by appropriate proceedings). The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The California Franchise tax returns of the Company have been examined and reported on by the California Franchise Tax Board or closed by applicable statutes and satisfied for all fiscal years prior to, and including, the fiscal year ended December 31, 1985.

       7.10 Funded Debt. As of the date of this Agreement, no default exists under the provisions of any instrument evidencing Funded Debt or of any agreement relating thereto.

       7.11 Properties. The Company has, and each of the Material Subsidiaries has, good and marketable title to its respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1992 hereinabove described (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 8.11 hereof.

       7.12  Environmental Matters.

       (a) Except as disclosed in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1992 and the Company's Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, neither the Company nor any Subsidiary (i) has received notice or otherwise obtained knowledge of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which would individually or in the aggregate have a material adverse effect on the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the Subsidiaries arising in connection with: (1) any non-compliance with or violation of the requirements of any applicable Federal, state and local environmental health and safety statutes and regulations or (2) the release or threatened release of toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which would individually or in the aggregate have a material adverse effect on the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the Subsidiaries, (iii) has received notice or otherwise obtained knowledge of any Federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Company or any Subsidiary is or may be liable, which remedial action would have a material adverse effect on the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the Subsidiaries or (iv) has received notice that the Company or any Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Sect. 9601 et seq. ("CERCLA"), or any analogous state law which liability would have a material adverse effect on the consolidated financial condition or operations, or the prospects or business taken as a whole, of the Company and the Subsidiaries.

       (b) Each of the Company and each Subsidiary is in compliance with the financial responsibility requirements of all Federal and state environmental laws, including, without limitation, those contained in 40 C.F.R., Parts 264 and 265, Subpart H, and any similar state law requirements.

       Section 8.  Covenants of the Company.  The Company
agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company hereunder:

       8.01 Financial Statements. The Company shall deliver to each of the Banks:

       (a) within 120 days after the end of each fiscal year of the Company, (i) a consolidated statement of financial position of the Company and the Subsidiaries as at the close of such fiscal year and consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for such year, certified by Deloitte and Touche or by other independent public accountants selected by the Company and reasonably satisfactory to the Agent and (ii) a Combined Statement of Position and Income for such year;

       (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) a consolidated statement of financial position of the Company and the Subsidiaries as at the end of such quarter and consolidated statements of operations, changes in shareholders' equity and cash flows of the Company and the Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, certified by an authorized financial or accounting officer of the Company and (ii) a Combined Statement of Position and Income for such fiscal quarter;

       (c) within 120 days after the end of each fiscal year of the Company, a list (in reasonable detail) of the guarantees referred to in Section 8.09(d) hereof, as of the end of such year, certified by an authorized officer of the Company or authorized employee of the Company who is satisfactory to the Agent, except that any individual guarantee in an amount of less than $10,000,000 need not be reported separately;

       (d) promptly upon becoming available, copies of all financial statements, reports, notices, proxy statements and final prospectuses sent by the Company to shareholders or the Securities and Exchange Commission or any governmental agency successor to any or all of the functions of said Commission;

       (e) subject to Government restrictions, such other statement or statements of the position and affairs of the Company and of the Subsidiaries and the status of their contracts, open accounts and budgets or forecasts, and other financial information, as may be reasonably requested by the Agent;

       (f) with each of the audited financial statements required to be delivered under Section 8.01(a) hereof, a certificate by the independent public accountants certifying such statements to the effect that they are familiar with the provisions of this Agreement and that, in auditing the financial statements which they certified, they acquired no knowledge of any Default or, if the contrary is the case, specifying the nature of such Default;

       (g) with each of the financial statements required to be delivered under Section 8.01(a) or Section 8.01(b) hereof, a statement by an authorized financial or accounting officer of the Company to the effect that no Default has occurred and is continuing, or if any Default has occurred and is continuing, describing such Default and the action taken or proposed to be taken by the Company with respect thereto, and a detailed computation of the financial calculations required in Sections 8.06, 8.08, 8.09, 8.13 and
     8.14 hereof;

       (h) not less than five Business Days prior to the first day of each Quarterly Period, a certificate of an authorized financial or accounting officer of the Company setting forth the Leverage Ratio as at the last day of the fiscal quarter of the Company ending approximately three months prior to the first day of such Quarterly Period; and

       (i) promptly after the Company knows or has reason to know that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as is reasonably practicable, a description of the action that the Company has taken or proposes to take with respect thereto in such detail as the Company reasonably believes to be appropriate.

       8.02  Existence, Payment of Taxes, ERISA, Etc.  The
Company shall, and shall cause each of the Material Subsidiaries to:

       (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.02 shall prohibit any transaction expressly permitted under Section 8.07 or
     8.10 hereof);

       (b) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements is reasonably likely (either individually or in the aggregate) to have a material adverse effect on the financial condition of the Company and the Subsidiaries taken as a whole; and

       (c) promptly pay and discharge, and cause each Subsidiary to promptly pay and discharge, all taxes, assessments and governmental charges prior to the date on which material penalties attach thereto, but only to the extent that such taxes, assessments and charges shall not be contested in good faith and by appropriate proceedings by the Company or such Subsidiary.

The Company shall furnish to the Agent the following:

       (i) As soon as possible and in any event within 30 days after the Company knows or has reason to know that any Termination Event (as defined in Section 7.08 hereof) has occurred, a statement of a senior financial or accounting officer of the Company describing such Termination Event and the action, if any, which the Company proposes to take with respect thereto;

      (ii) Promptly after receipt thereof by the Company, copies of each notice received from the PBGC of its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

     (iii) Promptly after request therefor, such other documents and information relating to any Plan as the Agent may reasonably request from time to time.

       8.03 Notice of Litigation. The Company shall promptly give notice in writing to the Agent (which shall promptly notify the Banks) of any litigation or proceeding against the Company or any Subsidiary if in the opinion of the Senior Vice President and General Counsel of the Company or any person acting in such capacity such action or proceeding is reasonably likely to have a material adverse effect on the financial condition of the Company and the Subsidiaries taken as a whole.

       8.04 Insurance. The Company shall maintain, and cause each Subsidiary to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and property in the same general area in which the Company or such Subsidiary operates, including reasonable war, comprehensive and commercial risk insurance when and if available.

       8.05 Access to Books and Properties. The Company shall, as may be reasonably requested, give any representatives of the Banks access, subject to Government restrictions, during normal business hours to, and permit them to examine, copy or make extracts from, any and all books, records and documents in the possession of the Company or any Subsidiary relating to its affairs and to inspect any properties of the Company or any Subsidiary.

       8.06 Restricted Payments. The Company shall not declare, pay or authorize any Restricted Payment if (a) any such Restricted Payment is not paid out of Consolidated Net Earnings Available For Restricted Payments, (b) at the time of, and immediately after, the making of any such Restricted Payment (or the declaration of any dividend except a stock dividend) a Default has occurred or (c) the making of any such Restricted Payment would reduce Consolidated Tangible Shareholders' Equity below the amount thereof which the Company is required to maintain pursuant to Section 8.08 hereof.

       8.07 Sale, Lease, Etc. The Company shall not, and shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (each, a "disposition") assets having a book value which, together with the book value of all assets theretofore disposed of since the date hereof, equal or exceed 30% of the book value of the total assets of the Company and its Subsidiaries as at the last day of the fiscal quarter ending on or most recently ended prior to such disposition, excluding from the operation of this clause (a) dispositions in the ordinary and normal operation of business for full and adequate consideration,
(b) dispositions between the Company and any Subsidiary or between Subsidiaries, (c) investments permitted by Section 8.12 hereof and (d) assets determined by the Company to be no longer useful in its business.

       8.08 Maintenance of Shareholders' Equity. The Company shall not permit the amount of Consolidated Tangible Shareholders' Equity at any time to be less than the sum of
(a) $1,000,000,000 plus (b) 50% of Net Income (but without reduction for net losses) for the fourth fiscal quarter of the fiscal year of the Company ending on December 31, 1993 plus
(c) the cumulative sum of 50% of Net Income (but without reduction for net losses) for each fiscal year of the Company commencing with the fiscal year ending on December 31, 1994 plus
(d) 75% of the cumulative additions to shareholders' equity resulting from Equity Issuances effected after the date hereof.

       8.09 Contingent Liabilities. The Company shall not, and shall not permit any Subsidiary to, assume, guarantee (which for purposes of this Section 8.09 shall include agreements to purchase or to provide funds for the payment of obligations of, to maintain the net worth or working capital or other financial test of, or otherwise become liable upon the obligations of, any Person) or endorse any obligation of any Person (including, without limitation, by causing a bank or similar institution to issue a letter of credit or similar instrument to support any obligation of any Person), or suffer to exist any of the foregoing, except that:

       (a) the Company may assume, guarantee or endorse any obligation of the Company or any Subsidiary;

       (b) any Subsidiary may assume, guarantee or endorse any obligation of the Company or any other Subsidiary;

       (c) the Company or any Subsidiary may, in the ordinary and normal operation of its business as presently conducted (it being understood that performance guaranty bonds, bank guarantees for foreign work (including offset and countertrade activities), advance payment bonds, direct guarantees for performance and other surety bonds will be so considered), assume, guarantee or endorse any obligation of any Person other than the Company and the Subsidiaries;

       (d) the Company or any Subsidiary may guarantee any direct obligation for the payment of money of any of its customers (other than the Company and the Subsidiaries) in connection with any customer financing; and

       (e) the Company or any Subsidiary may issue a guarantee of any obligation of a Person other than the Company or any Subsidiary, or assume an obligation of any such Person;

provided that (i) the excess (if any) of (x) the sum of the aggregate amount of all obligations referred to in clauses (a) and (b) above (to the extent said obligations do not otherwise constitute Funded Debt) for which the Company or any Subsidiary shall have caused a bank or similar institution to issue a letter of credit or similar instrument in support thereof plus the aggregate amount of all obligations referred to in clauses (c) and (d) above over (y) 25% of Consolidated Tangible Shareholders' Equity shall be deemed Funded Debt for the purposes of this Agreement and (ii) the aggregate amount of all obligations referred to in clause (e) above guaranteed or assumed by the Company or any Subsidiary (excluding (aa) obligations of any Person other than for the payment of borrowed money if the long-term corporate debt of such Person is at such time rated "BBB" or higher by Standard & Poor's Corporation or "Baa2" or higher by Moody's Investors Service, Inc. unless the Company or any Subsidiary shall have caused a bank or similar institution to issue a letter of credit or similar instrument to support such obligations and (bb) obligations referred to in clause (c) above) shall be deemed Funded Debt for the purposes of this Agreement.

       8.10 Acquisition of Assets. The Company shall not, and shall not permit any Subsidiary to, acquire any assets of any other Person through merger, consolidation or otherwise (including acquisition of capital stock of any other Person if such acquisition is analogous in either purpose or effect to a consolidation or merger) except in the ordinary course of business, unless immediately after giving effect to such acquisition (a) in the case of a merger or consolidation involving the Company, the Company shall be the surviving corporation and (b) no Default shall have occurred.

       8.11 Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, create, assume or suffer to exist any Lien on any of its assets or properties, whether now owned or hereafter acquired, except:

       (a) deposits or pledges to secure payments of workers' compensation, unemployment insurance, old age pensions or other social security, or in connection with or to secure the performance of bids, tenders, contracts (other than contracts for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or other pledges or deposits for purposes of like nature in the ordinary and normal operation of its business;

       (b) Liens created in favor of the Government or any other contracting party or customer in connection with advance or progress payments;

       (c) mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue;

       (d) Liens for taxes which at the particular time are not due, or remain payable without penalty, or which are being contested in good faith and by proper proceedings;

       (e) Liens securing obligations assumed in connection with a transaction permitted by Section 8.10 hereof; and

       (f) purchase money liens on fixed assets (including trust deeds or first mortgages) given substantially concurrently with the acquisition of the fixed assets and liens existing on such fixed assets at the time of acquisition thereof, conditional sales agreements or other title retention agreements with respect to fixed assets hereafter acquired, and extensions and renewals of any of the same; provided that (i) the indebtedness secured by any such Lien shall be reasonably related to the fair market value of the related asset acquired by the Company or a Subsidiary, as the case may be, and (ii) no such Lien shall extend to any property other than that then being acquired;

provided that the aggregate amount of indebtedness or obligations (whether or not assumed by the Company or a Subsidiary) secured by all Liens and agreements permitted by clauses (e) and (f) of this Section 8.11 shall not at any time exceed $350,000,000.

       8.12 Loans and Investments. The Company shall not, and shall not permit any Subsidiary to, make any loan to or investment in others except:

       (a) loans and investments made in the ordinary and normal operation of its business as presently conducted;

       (b) reasonable advances to its subcontractors and suppliers in anticipation of deliveries;

       (c) loans to or investments in others, whether domestic or foreign persons, in amounts which, together with loans to or investments in others presently outstanding, do not exceed $350,000,000 in the aggregate, at any time outstanding;

       (d) loans to or investments in others, whether domestic or foreign persons, to the extent covered by guarantees or insurance covering all political and credit risks issued by the Overseas Private Investment Corporation or another agency of the United States acceptable to the Agent; and

       (e) investments in prime quality short-term money market instruments and direct obligations of the United
     States and agencies thereof, having a remaining term to maturity of not more than five years.

       8.13 Limitation on Funded Debt. The Company shall not permit the Leverage Ratio at any time to exceed 1.5 to 1.

       8.14 Limitation on Subordinated Debt. The Company shall not at any time create, assume, incur, or in any manner become or be liable in respect of, any Subordinated Debt unless, immediately after the creation, assumption or incurrence of such Subordinated Debt, and after giving effect to the existence thereof, the aggregate principal amount of all such Subordinated Debt shall not exceed 20% of Consolidated Tangible Shareholders' Equity unless such excess amount shall be included as Funded Debt and such Funded Debt in such amount shall be permitted by the provisions of this Agreement.

       8.15 Use of Proceeds. The Company shall use the proceeds of the Loans hereunder in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933 and the Securities Act of 1934 and the regulations thereunder.

       8.16 Margin Stock. The Company shall not permit more than 25% of the value (as determined by any reasonable method) of the assets of the Company and the Subsidiaries subject to the provisions of Section 8.07 or 8.11 hereof or any similar restriction to be represented by margin stock (within the meaning of Regulation U or X).

       Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

       (a) The Company shall default in the payment of any principal of any Loan; or the Company shall default in the payment of any interest on any Loan or any other amount payable by it hereunder to any Bank or the Agent when due which nonpayment shall have continued for a period of two Business Days or more; or

       (b) Default by the Company or any Subsidiary in the payment of any indebtedness of the Company or any Subsidiary, or in the payment of any other obligation, whether direct or contingent, for borrowed money or the acquisition of capital equipment on a title retention or net lease basis, or in the performance or observance of the terms of any instrument, as at any time amended, pursuant to which any such obligation was created or securing any such obligation or providing for any such acquisition or lease, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such obligation shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity; except, in each case that may otherwise be covered by this paragraph (b), for a default on indebtedness or obligations not exceeding $10,000,000 in an aggregate amount if such default is being contested in good faith by the Company; or

       (c) Any representation, warranty or certification made or deemed made herein by the Company, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect; or

       (d) The Company shall default in the performance of any of its obligations under Section 8.01(i) or Sections 8.06 through 8.15 (inclusive) hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

       (e) The Company or any Subsidiary having total assets of $50,000,000 or more shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

       (f) The Company or any Subsidiary having total assets of $50,000,000 or more shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

       (g) A proceeding or case shall be commenced, without the application or consent of the Company or any Subsidiary having total assets of $50,000,000 or more, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

       (h) If (i) a final judgment which, with other outstanding final judgments against the Company and all Subsidiaries, exceeds an aggregate of $100,000,000 shall be rendered against the Company or any Subsidiary and
     (ii) within 60 days after entry thereof, such judgment shall not have been discharged, vacated or reversed or execution thereof stayed pending appeal or within 60 days after the expiration of any such stay, such judgment shall not have been discharged, vacated or reversed; or

       (i) An event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan or Multiemployer Plan and which involves a liability of the Company to PBGC in excess of $25,000,000 or (ii) leading to the receipt by the Company from the PBGC of a notice of its intention to terminate any Plan or Multiemployer Plan or to have a trustee appointed to administer any such Plan or Multiemployer Plan shall occur or exist and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Majority Banks, material in relation to the consolidated financial position of the Company and the Subsidiaries; or

       (j) Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended, it being agreed that an employee of the Company or any Subsidiary for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a group of persons within the meaning of said Section 13 or 14 solely because such employee's shares are held by a trustee under said plan) shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act, as amended) of more than 50% of the outstanding shares of stock of the Company having by the terms thereof ordinary voting power to elect (whether immediately or ultimately) a majority of the board of directors of the Company (irrespective of whether or not at the time stock of any other class or classes of stock of the Company shall have or might have voting power by reason of the happening of any contingency); or

       (k) During any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period,
     (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board;

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9, (x) the Agent may and, upon request of the Majority Banks, shall, by notice to the Company, cancel the Commitments and (y) the Agent may and, upon request of one or more Banks holding more than 50% of the aggregate outstanding principal amount of Loans, shall, by notice to the Company, declare the principal amount then outstanding of and the accrued interest on the Loans and all other amounts payable by the Company hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or
(g) of this Section 9, the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

       Without limiting Section 11.04 hereof, the Majority
Banks may, on behalf of all the Banks, waive, for the period and on the conditions (if any) specified in such waiver, any Event of Default arising from the failure by the Company to perform any of its obligations under Section 8 hereof and any consequences thereof (including any termination of the Commitments and/or any declaration that the principal of and interest on the Loans and all other amounts payable by the Company hereunder and under the Notes shall be forthwith due and payable). In the case of any such waiver, the Company, the Banks and the Agent, for said period and on said conditions, shall be restored to their respective former positions and rights hereunder and under the Notes, and any Event of Default so waived shall, for said period and on said conditions, be deemed not to be continuing for the purposes of this Agreement; provided that no such waiver shall extend to any subsequent or other Event of Default or impair any other right of any Bank or the Agent hereunder or under the Notes.

       Section 10.  The Agent.

       10.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;
(c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until (except in the case of an assignment pursuant to Section 11.06(e) hereof) a written notice of the assignment or transfer thereof shall have been filed with the Agent, together with the written consent of the Company to such assignment or transfer.

       10.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

       10.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Sections 10.01, 10.07 and 11.04 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

       10.04  Rights as a Bank.  With respect to its
Commitment and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

       10.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03), ratably in accordance with their respective Commitments (or, if the Commitments shall have terminated, ratably in accordance with the outstanding principal amounts of the Loans held by the respective Banks), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder and excluding amounts referred to in clauses (a) and (b) of Section 11.03 hereof in an aggregate amount in excess of the monetary limitation therefor specified in the letter agreement dated October 25, 1993 from Chase to the Company under the heading "Expenses") or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

       10.06  Non-Reliance on Agent and other Banks.  Each
Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary (or any of their affiliates) which may come into the possession of the Agent or any of its affiliates.

       10.07 Failure to Act. Except for action expressly required of the Agent hereunder the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

       10.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall, after consultation with the Company, have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Company, appoint a successor Agent, which shall be a bank with a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

       10.09 Co-Agents. The Co-Agents identified on the front page of this Agreement shall have no duties or responsibilities hereunder other than as Banks hereunder.

       Section 11.  Miscellaneous.

       11.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

       11.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing (or, with respect to notices given pursuant to Sections 2.02 and 2.03 hereof, by telephone, confirmed in writing by telex by the close of business on the day the notice is given); and telexed, telecopied, telegraphed, cabled, mailed or delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Officers of the Company authorized to give such telephone notices shall be designated by the Company in writing to the Agent and notices given by anyone purporting to be any one of the designated officers may be honored by the Agent. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

       11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Agent for paying: (a) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks, in connection with (i) the preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the Notes; (b) all reasonable costs and expenses of the Agent (including, without limitation, telephone, telex and courier expenses and printing and publishing costs) in connection with the negotiation, syndication and execution of this Agreement (provided that the Company shall not have any liability under clauses (a) and (b) of this Section 11.03 for fees, costs or expenses in an aggregate amount in excess of the monetary limitation therefor specified in the letter agreement dated October 25, 1993 from Chase to the Company under the heading "Expenses"); (c) all reasonable costs and expenses of the Banks and the Agent (including reasonable counsels' fees and allocated expenses of in-house lawyers) in connection with the enforcement of this Agreement or any of the Notes; and (d) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any of the Notes or any other document referred to herein.

       11.04  Amendments, Etc.  Any provision of this
Agreement may be amended, waived or otherwise modified only by an instrument signed by the Company and the Majority Banks, or by the Company and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that (a) no amendment, waiver or other modification shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the
Banks: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, (iii) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any commitment or facility fee is payable hereunder, (iv) alter the terms of clause (f) or (g) of Section 9 hereof, the paragraph of Section 9 hereof beginning with the word "THEREUPON" or this Section 11.04, (v) amend the definition of the term "Majority Banks", (vi) waive any of the conditions precedent set forth in Section 6 hereof, (vii) alter any provision of this Agreement insofar as such provision requires the consent or approval of all of the Banks or (viii) alter any provision of this Agreement that would have the effect set forth in any of the foregoing clauses (i) through (vii) and (b) any amendment of Section 10 hereof, or which increases the obligations of the Agent hereunder, shall require the consent of the Agent.

       11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       11.06  Assignments and Participations.

       (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

       (b) A Bank may assign any of its Loans, its Notes or its Commitment to any other Person only with the prior consent of the Company and the Agent (which consent, in each case, may not be unreasonably withheld or delayed; it being agreed that the Company, in determining whether to give such consent, may reasonably consider, without limitation of other factors that the Company may reasonably consider, the financial capability, financial rating and location of a proposed assignee and any prior business relationships between the Company and a proposed assignee, provided that any such determination shall be made by the Company in good faith and after consideration of all relevant factors); provided that any Bank may assign to another Bank all or (subject to the further provisos below) any portion of its Commitment; provided that any such partial assignment shall be in an aggregate principal amount equal to $10,000,000 or any integral multiple of $1,000,000 in excess thereof; and provided further that such assigning Bank shall also simultaneously assign to such assignee Bank the same proportion of each of its Syndicated Loans then outstanding (together with the same proportion of the relevant Note then outstanding). Upon written notice to the Company and the Agent of an assignment permitted by the provisos of the preceding sentence (which notice shall identify the assignee Bank, the amount of the assignor Bank's Commitment and Loans assigned in detail reasonably satisfactory to the Agent) and upon the effectiveness of any assignment consented to by the Company and the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee). Upon the effectiveness of any assignment of any of its Commitment or Loans, the assignor Bank or the assignee (as agreed between them) shall pay to the Agent a transfer fee in an amount equal to $2,000; provided that the assignee Bank shall pay any transfer fee payable in connection with any assignment effected pursuant to
Section 2.04(c) hereof.

       (c) A Bank may sell to one or more other Persons a participation in all or any part of any Loan held or to be made by it or in its Commitment, in which event each such participant shall not have any rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by the Company to any Bank under Section 5 hereof shall be determined as if such Bank had not sold any participations in such Loan and in such Commitment and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan and such Commitment in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Note(s) except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or the extension of the term, or the extension of the time or waive any requirement for the reduction or termination, of such Bank's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans, (iii) the reduction of any payment of principal thereof or (iv) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) facility fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or facility fee (as the case may be) in respect of such participation.

       (d) A Bank may furnish any publicly available information concerning the Company or any Subsidiary in the possession of such Bank from time to time to any of its affiliates or its assignees and participants (including prospective assignees and participants).

       (e) Any Bank may at any time assign and pledge to any Federal Reserve Bank (or to an affiliate of such Bank for the purpose of permitting such affiliate to assign and pledge to any Federal Reserve Bank), as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank all or any portion of its Loans and its Notes. No such assignment shall release the assigning Bank from its obligations hereunder.

       11.07 Survival. The obligations of the Company under Sections 5.01, 5.05 and 11.03 hereof shall survive the repayment of the Loans and the termination of the Commitments.

       11.08 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

       11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

       11.10  Governing Law.  THIS AGREEMENT AND THE NOTES
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

       11.11 Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being proprietary, private and/or confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any of the Banks or the Agent, (c) to bank examiners, auditors or accountants, (d) to the Agent or any other Bank, (e) in connection with any litigation to which any one or more of the Banks or the Agent is a party or (f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit D hereto (whereupon such Bank shall promptly deliver a copy of such Confidentiality Agreement to the Company); provided, further, that (i) unless specifically prohibited by applicable law or court order, each Bank and the Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (y) pursuant to legal process and
(ii) in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Company; and, provided, finally, that no Bank shall, without the Company's prior consent, provide any information relating to projections of the Company's financial performance to any participant or any prospective assignee or participant (other than any bank or other financial institution identified to the Company as a participant under the Existing Credit Agreement in a notice given to the Company prior to the date of this Agreement), and, in lieu thereof, the Company shall, promptly following the request of any Bank and at the Company's expense, provide to a participant (or prospective assignee or participant) of such Bank any information relating to projections of the Company's financial performance that has been made available to such Bank. Each Bank agrees that money damages would not be a sufficient remedy for any breach of such Bank's obligations under this Section 11.11 and that, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled to injunctive relief against such Bank as a remedy for such breach.

       11.12 Cancellation of Existing Credit Agreement. On the date of the execution and delivery of this Agreement, the commitments of the Banks party to the Existing Credit Agreement shall automatically terminate and all fees payable to such Banks accrued to such date under the Existing Credit Agreement shall be immediately due and payable.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NORTHROP CORPORATION



By /s/ John R. Rettberg
  Title:  Vice President and
       Treasurer

1840 Century Park East
Los Angeles, California  90067
Attention:  John R. Rettberg
         Vice President and
           Treasurer

Telecopier No.:  310-553-2076

Telephone No.:  310-201-3070

                    THE BANKS


Commitment          THE CHASE MANHATTAN BANK
$55,000,000           (NATIONAL ASSOCIATION)



                    By /s/ Lawrence K. Williamson
                    Title:  Managing Director

                    Lending Office for all Loans:

                    The Chase Manhattan Bank
                    (National Association)
                    1 Chase Manhattan Plaza
                    New York, New York  10081

                    Address for Notices:

                    The Chase Manhattan Bank
                     (National Association)
                    1 Chase Manhattan Plaza
                    New York, New York  10081
                    Attention:  Richard C. Smith

                    Telex No.:  429963 CCGDUI

                    Telecopier No.:  212-552-5879

                    Telephone No.:  212-552-0667

Commitment           BANK OF AMERICA NATIONAL TRUST
$40,000,000             AND SAVINGS ASSOCIATION



                     By /s/ Lori Y. Kannegieter
                     Title:  Vice President

                     Lending Office for all Loans:

                     Bank of America National Trust
                     and Savings Association
                     Global Payment Operations #5693
                     1850 Gateway Blvd.
                     Concord, California  94520

                     Address for Notices:

                     Bank of America National Trust
                     and Savings Association
                     Credit Products #5618
                     555 South Flower Street
                     Los Angeles, California  90071
                     Attention:  Lori Y. Kannegieter

                     Telecopier No.:  213-228-2756

                     Telephone No.:  213-228-6379

Commitment
$40,000,000                   CHEMICAL BANK



                     By /s/ Kevin P. Higgins
                     Title:  Vice President

                     Lending Office for all Loans:

                     Chemical Bank
                     270 Park Avenue
                     10th Floor
                     New York, New York  10017

                     Address for Notices:

                     Chemical Bank
                     270 Park Avenue
                     New York, New York  10017
                     Attention:  Kevin Higgins

                     Telecopier No.:  212-270-9647

                     Telephone No.:  212-270-3618

Commitment
$30,000,000          THE BANK OF NEW YORK



                     By /s/ Craig Rethmeyer
                     Title:  Vice President

                     Lending Office for Base
                     Rate Loans:

                     The Bank of New York
                     1 Wall Street
                     New York, New York  10286

                     Lending Office for all
                     other Loans:

                     The Bank of New York,
                     Grand Cayman Branch
                     c/o The Bank of New York
                     1 Wall Street
                     New York, New York  10286

                     Address for Notices:

                     The Bank of New York
                     1 Wall Street
                     New York, New York  10286

                     Telecopier No.:  212-635-6397

                     Telephone No.:  212-635-6730

                     with a copy to:

                     The Bank of New York
                     10990 Wilshire Boulevard
                     Suite 1700
                     Los Angeles, California  90024
                     Attention:  Craig Rethmeyer

                     Telecopier No.:  310-996-8667

                     Telephone No.:  310-996-8657

Commitment
$30,000,000          THE BANK OF NOVA SCOTIA



                     By /s/ M. Van Otterloo
                     Title:  Vice President



                     By /s/ J. York
                     Title:  Vice President

                     Lending Office for Syndicated
                     Loans:

                     The Bank of Nova Scotia
                     101 California Street
                     48th Floor
                     San Francisco, California  94119

                     Lending Office for Competitive Bid
                     Loans:

                     The Bank of Nova Scotia
                     1 Liberty Plaza
                     New York, New York  10006

                     Address for Notices:

                     The Bank of Nova Scotia
                     101 California Street
                     48th Floor
                     San Francisco, California  94111
                     Attention:  M. Van Otterloo

                     Telecopier No.:  415-397-0791

                     Telephone No.:  415-986-1100

Commitment
$30,000,000         THE FIRST NATIONAL BANK
                    OF CHICAGO



                     By /s/ L. Gene Beube
                     Title:  Senior Vice President

                     Lending Office for all Loans:

                     The First National Bank of
                      Chicago
                     One First National Plaza
                     Chicago, Illinois  60670

                     Address for Notices:

                     The First National Bank of
                      Chicago
                     777 South Figueroa Street
                     4th Floor
                     Los Angeles, California  90017-5800
                     Attention:  Dirk Vos

                     Telecopier No.:  213-683-4949

                     Telephone No.:  213-683-4950

Commitment
$25,000,000          BANKERS TRUST COMPANY



                     By /s/ Edward G. Benedict
                     Title:  Vice President

                     Lending Office for all Loans:

                     Bankers Trust Company
                     280 Park Avenue
                     New York, New York  10017

                     Address for Notices:

                     Bankers Trust Company
                     280 Park Avenue
                     New York, New York  10017
                     Attention:  Edward G. Benedict

                     Telecopier No.:  212-454-2942

                     Telephone No.:  212-454-3591

Commitment
$25,000,000          CREDIT LYONNAIS LOS ANGELES BRANCH



                     By /s/ Martin S. Avidan
                     Title:  Authorized Signatory

                     Lending Office for Base Rate Loans
                     and Set Rate Loans:

                     Credit Lyonnais Los Angeles Branch
                     515 South Flower Street
                     Los Angeles, California  90071

                     Lending Office for Eurodollar Loans
                     and LIBOR Bid Loans:

                     Credit Lyonnais Cayman Island
                     Branch
                     c/o Credit Lyonnais Los Angeles
                     Branch
                     515 South Flower Street
                     Los Angeles, California  90071

                     Address for Notices:

                     Credit Lyonnais
                     515 South Flower Street
                     Los Angeles, California  90071
                     Attention:  Robin S. Yim

                     Telecopier No.:  213-627-3437

                     Telephone No.:  213-627-3200


Commitment
$25,000,000         MORGAN GUARANTY TRUST COMPANY
                    OF NEW YORK



                     By /s/ Robert M. Osieski
                     Title:  Vice President

                     Lending Office for Base Rate Loans
                     and Set Rate Loans:

                     Morgan Guaranty Trust Company
                     of New York
                     60 Wall Street
                     New York, New York  10260

                     Lending Office for Eurodollar Loans
                      and LIBOR Bid Loans:

                     Morgan Guaranty Trust Company of
                     New York
                     Nassau, Bahamas Office
                     c/o J.P. Morgan Services Inc.
                     Loan Operations -- 3rd Floor
                     500 Stanton -- Christiana Road
                     Newark, Delaware  19713

                     Address for Notices:

                     Morgan Guaranty Trust Company
                     of New York
                     60 Wall Street
                     New York, New York  10260
                     Attention:  Diana H. Imhof

                     Telecopier No.:  212-648-5014

                     Telephone No.:  212-648-6987


Commitment
$25,000,000          NATIONAL WESTMINSTER BANK PLC



                     By /s/ Thomas F. Dillon
                     Title:  Vice President

                     Lending Office for Base Rate Loans
                     and Set Rate Loans:

                     National Westminster Bank Plc
                     175 Water Street
                     New York, New York  10038

                     Lending Office for Eurodollar Loans
                     and LIBOR Bid Loans:

                     National Westminster Bank Plc,
                     Nassau Branch
                     175 Water Street
                     New York, New York  10038

                     Address for Notices:

                     National Westminster Bank Plc
                     400 South Hope Street
                     Los Angeles, California  90071
                     Attention:  Thomas F. Dillon

                     Telecopier No.:  213-623-6540

                     Telephone No.:  213-624-8555


Commitment           NBD BANK, N.A.
$20,000,000


                     By /s/ Curtis A. Price
                     Title:  Vice President

                     Lending Office for all Loans:

                     NBD Bank, N.A.
                     611 Woodward Avenue
                     Detroit, Michigan  48226

                     Address for Notices:

                     NBD Bank, N.A.
                     611 Woodward Avenue
                     Detroit, Michigan  48226
                     Attention:  Curtis A. Price

                     Telecopier No.:  313-225-2649

                     Telephone No.:  313-225-4387


Commitment           CITICORP USA, INC.
$20,000,000


                     By /s/ Barbara A. Cohen
                     Title:  Vice President

                     Lending Office for all Loans:

                     Citicorp USA, Inc.
                     399 Park Avenue
                     New York, New York  10043

                     Address for Notices:

                     Citicorp USA, Inc.
                     c/o Citicorp North America, Inc.
                     725 S. Figueroa Street
                     5th Floor
                     Los Angeles, California  90017
                     Attention:  Walt Larsen

                     Telecopier No.:  213-623-3592

                     Telephone No.:  213-239-1501

Commitment          NATIONSBANK OF TEXAS, N.A.
$20,000,000


                     By /s/ Tom F. Scharfenberg
                     Title:  Vice President

                     Lending Office for all Loans:

                     NationsBank of Texas, N.A.
                     901 Main Street
                     Dallas, Texas  75202

                     Address for Notices:

                     NationsBank of Texas, N.A.
                     444 South Flower Street
                     Suite 1500
                     Los Angeles, California  90071
                     Attention:  Tom Scharfenberg

                     Telecopier No.:  213-624-5815

                     Telephone No.:  213-624-5723

Commitment          J.P. MORGAN DELAWARE
$15,000,000


                     By /s/ Philip S. Detjens
                     Title:  Vice President

                     Lending Office for all Loans:

                     J.P. Morgan Delaware
                     c/o J.P. Morgan Services, Inc.
                     500 Stanton Christiana Road
                     Newark, Delaware  19713-2107

                     Address for Notices:

                     J.P. Morgan Delaware
                     902 Market Street
                     Wilmington, Delaware  19801

                     Attention:  Phillip S. Detjens

                     Telecopier No.:  302-654-5336

                     Telephone No.:  302-651-3726

                              THE AGENT

                     THE CHASE MANHATTAN BANK
                     (NATIONAL ASSOCIATION),
                     as Agent



                     By /s/ Lawrence K. Williamson
                     Title:  Managing Director

                     Address for Notices to
                     Chase as Agent:

                     The Chase Manhattan Bank
                     (National Association)
                     4 Metrotech Center
                     13th Floor
                     Brooklyn, New York  11255

                     Telex No.:  672 0516 CMB NYA UW

                     Telecopier No.:  718-242-6910

                     Telephone No.:  718-242-7979


                      EXHIBIT A-1

            [Form of Note for Syndicated Loans]

                PROMISSORY NOTE



$__________                                ________________, 1994
                                New York, New York

       FOR VALUE RECEIVED, NORTHROP CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to _______________________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081 the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

       The date, amount, type, interest rate and maturity date of each Syndicated Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided that the failure by the Bank to make such recordation or endorsement shall not relieve the Company of any of its obligations hereunder or under the Credit Agreement.

       This Note is one of the Syndicated Notes referred to in the Credit Agreement dated as of January 7, 1994 (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement") among the Company, the Banks named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Agent, and evidences Syndicated Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

       The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

       Except as permitted by Section 11.06 of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

       THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                     NORTHROP CORPORATION



                     By____________________________
                    Title:

SYNDICATED LOANS

       Principal
Date    Amount    Type          Maturity   Amount    Unpaid
 of       of       of    Int.   Date of    Paid or  Principal
Notation
Loan     Loan     Loan   Rate    Loan      Prepaid   Amount
Made By

                                                      EXHIBIT A-2

         [Form of Note for Competitive Bid Loans]

                PROMISSORY NOTE



                            ________________, 1994
                                New York, New York

       FOR VALUE RECEIVED, NORTHROP CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to _______________________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081 the aggregate unpaid principal amount of the Competitive Bid Loans made by the Bank to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Competitive Bid Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates and on the dates provided in the Credit Agreement.

       The date, amount, type, interest rate and maturity date of each Competitive Bid Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to the transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided that the failure by the Bank to make such recordation or endorsement shall not relieve the Company of any of its obligations hereunder or under the Credit Agreement.

       This Note is one of the Competitive Bid Notes referred to in the Credit Agreement dated as of January 7, 1994 (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement") among the Company, the Banks named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Agent, and evidences Competitive Bid Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

       The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

       Except as permitted by Section 11.06 of the Credit
Agreement, this Note may not be assigned by the Bank to any other
Person.

       THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                     NORTHROP CORPORATION



                     By__________________________
                    Title:

                           COMPETITIVE BID LOANS

       Principal
Date    Amount    Type          Maturity   Amount    Unpaid
 of       of       of    Int.   Date of    Paid or  Principal
Notation
Loan     Loan     Loan   Rate    Loan      Prepaid   Amount
Made By

                                                        EXHIBIT B

        [Form of Opinion of Counsel to the Company]



                     ____________, 199_



To the Banks party to the Credit
  Agreement referred to below and
  The Chase Manhattan Bank
  (National Association), as Agent

Gentlemen:

       I am the Corporate Vice President and General Counsel of Northrop Corporation (the "Company") and I am furnishing this opinion in connection with the Credit Agreement dated as of January 7, 1994 (the "Credit Agreement") among the Company, the Banks named therein and The Chase Manhattan Bank (National Association), as Agent, providing for loans to be made to the Company in the aggregate principal amount up to $400,000,000. Terms defined in the Credit Agreement are used herein as defined therein.

       In rendering the opinion expressed below, I have examined, or caused to be examined, the originals or conformed copies of such corporate records, agreements and instruments of the Company, certificates of public officials and of officers of the Company, and such other documents and records, and such matters of law, as I have deemed appropriate as a basis for the opinions hereinafter expressed.

       Based upon the foregoing, I am of the opinion that:

       1.  Each of the Company and the Material Subsidiaries:
     (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, financial condition or operations of the Company and the Subsidiaries taken as a whole.

       2. The making and performance by the Company of the Credit Agreement and the Notes and the borrowings thereunder have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or regulation or any provision of its charter or by-laws or result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any of its properties, revenues or assets pursuant to, any indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its properties may be bound.

       3. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes and to borrow under the Credit Agreement. The Credit Agreement has been duly and validly executed and delivered by the Company. The Credit Agreement constitutes, and the Notes, when executed and delivered by the Company, will constitute, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that no opinion is expressed as to the fourth sentence of
     Section 4.05 of the Credit Agreement.

       4. There are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or (to my knowledge) threatened against or affecting the Company or any of the Subsidiaries, or any properties or rights of the Company or any of the Subsidiaries, which, if adversely determined, is reasonably likely to have a material adverse effect on the consolidated financial condition or operations, or the business taken as a whole, of the Company and the Subsidiaries except as heretofore disclosed to the Banks in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 1992 and the Company's Quarterly Reports on Form 10-Q for the calendar quarters ended March 31, 1993 and June 30, 1993.

       5. No authorizations, consents, approvals or licenses of, or filings or registrations with, any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by the Company of the Credit Agreement or the Notes or to borrow under the Credit Agreement.

          6. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                     Very truly yours,



                     Richard Molleur
                     Corporate Vice President and
                    General Counsel

                                                        EXHIBIT C

     [Form of Opinion of Special New York Counsel to Chase]



                               __________, 199_



To the Banks party to the
Credit Agreement referred to
below and The Chase
Manhattan Bank (National Association), as Agent

Ladies and Gentlemen:

       We have acted as special New York counsel to Chase in connection with (i) the Credit Agreement dated as of January 7, 1994 (the "Credit Agreement") among Northrop Corporation (the "Company"), the lenders named therein and The Chase Manhattan Bank (National Association), as Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount not exceeding $400,000,000 and (ii) the various other agreements and instruments referred to in the next following paragraph. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to
Section 6.01(e) of the Credit Agreement.

       In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

       (a)  the Credit Agreement;

       (b)  the Notes; and

       (c) such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing lettered clauses (other than clause (c) above) are collectively referred to as the "Credit Documents".

       In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Company.

       In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

       (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

      (ii) all signatories to such documents have been duly authorized; and

     (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

       Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation,
(a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

       The foregoing opinions are subject to the following comments and qualifications:

       (A)  The enforceability of provisions in the Credit
     Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

       (B) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose and (ii) the fourth sentence of Section 4.05 of the Credit Agreement.

       The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

       This opinion letter is, pursuant to Section 6.01(e) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                     Very truly yours,



CDP/RJW

                                                        EXHIBIT D

            [Form of Confidentiality Agreement]

              CONFIDENTIALITY AGREEMENT



                     [Insert Date]



[Insert Name and
  Address of Prospective
  Participant or Assignee]

Ladies and Gentlemen:

       Reference is made to the Credit Agreement dated as of January 7, 1994 (the "Credit Agreement") among Northrop Corporation (the "Company"), the Banks named therein and The Chase Manhattan Bank (National Association), as Agent, providing for loans in the aggregate principal amount of $400,000,000 at any one time outstanding. Terms defined in the Credit Agreement are used herein as defined therein.

       As a Bank party to the Credit Agreement, we have agreed with the Company in Section 11.11 of the Credit Agreement to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being proprietary, private and/or confidential at the time the same is delivered to us pursuant to the Credit Agreement.

       As provided in said Section 11.11, we are permitted to provide you, as a prospective [holder of a participation in the Loans] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

       Accordingly, in consideration of the foregoing, you hereby agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process,
(ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which you or any one or more of the Banks is a party; provided, further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) pursuant to legal process; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement. In addition, you hereby agree that money damages would not be a sufficient remedy for any breach of your obligations under this Confidentiality Agreement and that, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled to injunctive relief against you as a remedy for such breach and that the Company is an express beneficiary hereof entitled to enforce your obligations hereunder as if the Company were a party hereto.

       Please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                     Very truly yours,

                     [INSERT NAME OF BANK]



                     By____________________________
                    Title:

AGREED AS AFORESAID:

[INSERT NAME OF PROSPECTIVE
  PARTICIPANT OR ASSIGNEE]



By____________________________
  Title: